Exhibit 15.1

KOREA ELECTRIC POWER CORPORATION ACT

Act No. 3304, December 31, 1980

Amended by                  Act No. 3833, May 12, 1986

Act No. 4093, March 25, 1989

Act No. 4541, March 6, 1993

Act No. 5454, December 13, 1997

Act No. 5573, September 23, 1998

Act No. 6755, December 5, 2002

Act No. 8852, February 29, 2008

Act No. 9383, January 30, 2009

Act No. 9618, April 1, 2009

Act No. 10254, April 12, 2010

Act No. 11690, March 23, 2013

Act No. 12663, May 21, 2014

Act No. 14678, Mar. 21, 2017

Article 1 (Purpose)

The purposes of this Korea Electric Power Corporation Act (the “Act”) are to enhance stable supply and demand of electric power and contribute to the development of the national economy by promoting development of power resources and managing rational operation of electricity business through establishment of the Korea Electric Power Corporation.

Article 2 (Legal Personality)

Korea Electric Power Corporation (the “Corporation”) shall be a juridical person.

Article 3 (Business Office)

(1)	The location of the principal office of the Corporation shall be determined by the Corporation’s articles of incorporation (the “Articles of Incorporation”).

(2)	The Corporation may establish pursuant to the Articles of Incorporation branches or representative offices as necessary for the purpose of carrying out its business.

Article 4 (Equity Capital)

The equity capital of the Corporation shall be 6 trillion Won. The Government shall contribute at least fifty one percent (51%) of the Corporation’s equity capital.

Article 5 (Shares)

(1)	The equity capital of the Corporation shall consist of shares (“Shares”).

(2)	The Shares referred to in Paragraph (1) above shall be in registered form. The type, number and par value of the Shares shall be determined by the Articles of Incorporation.

Article 6 (Government’s Exercise of Shareholder Rights)

The shareholder rights attached to Shares held by the Government shall be exercised by the Minister of the Ministry of Trade, Industry and Energy through consultation with the Minister of the Ministry of Strategy and Finance.

Article 7 (Registration)

(1)	The establishment of the Corporation shall be completed through registration of incorporation at the place where its principal office is located.

(2)	Any matters necessary for the registration of incorporation of the Corporation as referred to in under Paragraph (1) above and the registration of establishment, relocation, change or other matters relating to the Corporation’s branches or business offices shall be determined by the Presidential Decree.

(3)	The Corporation shall not raise objections to a third party on any matters required for registration until after registration.

Article 8 (Restriction on Use of Similar Name)

Any person who is not incorporated pursuant to this Act shall not use the name of “Korea Electric Power Corporation” or any similar name thereto.

Article 9 (Restrictions on the Representation Right of the President)

The President may not represent the Corporation on any matters on which there is a conflict of interest between of the Corporation and the President, and on such matters the statutory auditor (or the audit committee if such committee has been established under the Public Agencies Management Act) may represent the Corporation.

Article 10 (Officers)

The Corporation’s officers (except non-standing directors) shall be appointed by the resolution of the shareholders at the general meeting of shareholders.

Article 11 (Appointment of Attorney-in-fact)

Pursuant to its Articles of Incorporation, the President may appoint any employee as his attorney-in-fact with authority to perform all acts (whether in the court of law or otherwise) relating to all or any part of the business of the Corporation.

Article 12 (Prohibition on Leakage of Confidential Information)

No current or former officer or employee shall disclose or make fraudulent use of any confidential information which he/she comes to know in the course of his employment with the Corporation.

Article 13 (Business)

(1)	The Corporation shall conduct the following business activities in order to accomplish the purposes specified in Article 1 above:

1.	Development of electric power resources;

2.	Generation, transmission, transformation and distribution of electricity and other related business activities;

3.	Research and development of technology related to the businesses mentioned in Items 1 and 2;

4.	Overseas business related to the businesses mentioned in Items 1 through 3;

5.	Investments or contributions related to the businesses mentioned in Items 1 through 4;

6.	Businesses incidental to the businesses mentioned in Items 1 through 5;

7.	Businesses that meet one or more of the requirements designated by Presidential Decree in relation to making use of real property owned by the Corporation; and

8.	Other activities commissioned by the Government.

(2)	The scope and target of investment or contribution and any matters necessary thereto with respect to research and development stated in Item 3 of Paragraph (1) above shall be determined by the Presidential Decree.

(3)	The Corporation shall obtain the approval of the Minister of the Ministry of Trade, Industry and Energy to carry out any business mentioned in Item 7 of Paragraph (1) above.

(4)	If the Corporation carries out any businesses mentioned in Item 7 of Paragraph (1) above, it shall commission a contractor that is qualified to do so under Paragraph 1 of Article 42 of the State Property Act or Item 1 of Paragraph 2 of Article 43 of the Act on the Management of Public Property and Commodities to develop the relevant real property, or shall entrust a trustee qualifying under the Financial Investment Services and Capital Markets Act with the development of the relevant real property; provided, however, that, the Corporation may directly carry out such business if, as specified by the Presidential Decree, such commissioning or entrustment is difficult for commercial reasons.

Article 14 (Disposition of Profit)

(1)	If the Corporation records a profit at the end of any fiscal year, the profit of such fiscal year shall be disposed of through a resolution of shareholders at a general meeting of shareholders in the following order of priority:

1.	Providing for any accumulated deficit as of the beginning of such fiscal year;

2.	Establishing a profit reserve of at least two-tenths of the profit until the accumulated reserve reaches one-half of the equity capital of the Corporation;

3.	Dividend to shareholders;

4.	Reserve for business expansion;

5.	Reserve for dividend equalization; and

6.	Carried-over earned surplus.

(2)	The income from the business mentioned in Item 7 of Paragraph 1 of Article 13 shall be used to fund the construction of environment-friendly facilities by relocating electricity transmission, transformation, distribution facilities as specified in Item 17 of Article 2 of the Electricity Business Act indoors or underground.

Article 15 (Dividend on Shares)

If the Corporation pays dividend pursuant to Item 3 of Paragraph (1) of Article 14, the Corporation may pay preferential dividends on Shares not owned by the Government, notwithstanding the provision of Article 464 of the Commercial Code.

Article 16 (Issuance of Debentures)

(1)	The Corporation may issue debentures by a resolution of the board of directors.

(2)	The issue amount of debentures shall not exceed two (2) times the sum of the equity capital and reserves of the Corporation.

(3)	The Government may guarantee repayment of the principal of and interest on the debentures issued by the Corporation.

(4)	The statute of limitation shall be five (5) years with respect to the principal of the debentures and two (2) years with respect to the interest on the debentures.

(5)	Any other matters necessary for the issuance of debentures other than the matters set forth in Paragraphs (1) through (4) above shall be determined by the Presidential Decree.

Article 17 (Special Exception in the case of Asset Revaluation)

The current value of assets of the Corporation subject to asset revaluation shall be determined as the value assessed by the Corporation pursuant to valuation methods prescribed by the Presidential Decree, notwithstanding the main text of Article 7, Paragraph (2) of the Asset Revaluation Act; provided, that this provision shall not apply to the evaluation of those assets subject to revaluation, as specified by the Presidential Decree.

Article 18 (Supervision)

The Minister of the Ministry of Trade, Industry and Energy shall guide and supervise the business of the Corporation related to any of the following matters:

1.	General electricity supply under Article 6 of the Electricity Business Act;

2.	Medium- to long-term investment in electricity facilities for the electricity business under the Electricity Business Act;

3.	Proper conduct of the business under Paragraph 1 of Article 13 hereof; and

4.	Any other matters related to public interest and safety as designated by the Presidential Decree.

Article 19 (Relationship to Other Laws)

(1)	If the sum of the number of Shares held by the Government and the number of Shares held by Korea Development Bank under the Korea Development Bank Act is 50% or more of the Corporation’s shares issued and outstanding, the total number of Shares held by the Government shall be deemed not less than 50% for the purpose of the application of other laws.

(2)	The provisions concerning stock corporation under the Commercial Code shall apply to the Corporation, unless otherwise provided for in this Act or the Public Agencies Management Act.

Article 20 (Penalty)

Any person who discloses or make a fraudulent use of any confidential information he/she comes to know in the course of his/her official duty in breach of Article 12 hereof shall be punished with imprisonment of not more than two years or fine not more than 20 million Won. <Amended by Act No. 14678, Mar. 21, 2017>

Article 21 (Fine)

(1)	Any person who uses the name of Korea Electric Power Corporation or other similar name in breach of Article 8 hereof shall be imposed a fine of not more than two million Won.

(2)	The fine specified in Paragraph (1) above shall be imposed and collected by the Minister of the Ministry of Trade, Industry and Energy.

ADDENDA

(1)	(Effective Date)

This Act shall be effective on and after the date of its promulgation.

(2)	(Amendment of Other Laws)

This Act shall be amended by replacing the references to “Minister of Knowledge Economy” to “Minister of Trade, industry and Energy” in Article 6, Article 13, paragraph 3 and Article 21, paragraph 2 herein.

ADDENDA <No. 12633, May 21, 2014> (The Korea Development Bank Act)

Article 1 (Effective Date)

This Act shall be effective from the date of registration of merger under Article 4-6 of the Addenda. <Proviso omitted>

Articles 2 through 10 omitted

Article 11 (Amendment of other Laws)

(1)	through (9) omitted

(10) The Korea Electric Power Corporation Act shall be partially amended as follows.

“The Korea Finance Corporation under the Korea Finance Corporation Act” under Article 19(1) shall be changed to “The Korea Development Bank under the Korea Development Bank Act.”

Article 12 omitted

ADDENDA <No. 14678, Mar. 21, 2017>

This Act shall be effective six months after the date of its promulgation.